Exhibit 99.3

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:00 a.m. Eastern Standard Time (EST)/2:00 p.m. Swiss Time on the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. TRANSOCEAN LTD. TURMSTRASSE 30 6312 STEINHAUSEN, SWITZERLAND ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to: Transocean 2018 EGM Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Schweiger Advokatur / Notariat,  Dammstrasse 19, CH-6300 Zug, Switzerland. All proxy cards must be received no later than 8:00 a.m. Eastern Standard Time (EST)/2:00 p.m. Swiss Time, on the Meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E51747-S76831 THIS PROXY CARD IS VALID ONLY WHEN SIGNED. Please indicate in the appropriate space how you wish the shares to be voted. If you give no specific voting instructions in relation to one or several proposals, you instruct the independent proxy to exercise your voting rights for all proposals in accordance with the recommendation of the Board of Directors (“FOR” proposals 1, 2 and 3). Capitalized terms used below have the meanings assigned to such terms in the joint proxy statement/prospectus for the Extraordinary General Meeting. For Against Abstain ! ! ! As Recommended by the Board of Directors ! ! ! ! ! ! ! 1. Amendment to Transocean's Articles of Association to create additional authorized share capital for the issuance of up to 147,700,195 Transocean shares to pay the Share Consideration in the Merger Issuance of Transocean shares to pay the Share Consideration in the Merger, as required by the rules of the New York Stock Exchange 2. 3. Deletion of special purpose authorized share capital in Article 5bis of Transocean's Articles of Association Against ! Abstain ! If any modifications to agenda items or proposals identified in the notice of meeting are properly presented at the Extraordinary General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors. The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Transocean Ltd. Admission Card If you choose to personally attend and exercise your voting rights at the Transocean Ltd. Extraordinary General Meeting on November 29, 2018 at 5:00 p.m., Swiss Time, at our offices at Turmstrasse 30, 6312 Steinhausen, Switzerland, please present this detached card, together with proof of identification, at the admission office prior to the Meeting. If you hold several admission cards, please present all of them for validation at the Meeting. Your vote is important. To ensure the shares are represented, you should complete, sign and date the below proxy card and return it promptly in the enclosed postage pre-paid envelope to: Transocean 2018 EGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2018 EGM, Vote Processing, c/o Schweiger Advokatur / Notariat,  Dammstrasse 19, CH-6300 Zug, Switzerland, so that it arrives no later than 8:00 a.m., Eastern Standard Time (EST), 2:00 p.m., Swiss Time, on November 29, 2018 whether or not you intend to attend the Meeting. You may revoke your proxy and vote in person if you decide to attend the Meeting. You must separate this Admission Card before returning the Proxy Card in the enclosed envelope. Important notice regarding the availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held November 29, 2018: The proxy materials are available at: http://www.deepwater.com E51748-S76831 TRANSOCEAN LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Extraordinary General Meeting of Shareholders of Transocean Ltd., a Swiss corporation (“Transocean”), or any adjournment or postponement thereof (the “Meeting”), to be held on November 29, 2018 at 5:00 p.m., Swiss Time, at our offices at Turmstrasse 30, 6312 Steinhausen, Switzerland. IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to: Transocean 2018 EGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2018 EGM, Vote Processing, c/o Schweiger Advokatur / Notariat,  Dammstrasse 19, CH-6300 Zug, Switzerland. We urge you to return your proxy card as soon as possible to ensure that your proxy card is timely submitted. Any proxy card must be received by either Broadridge or Schweiger Advokatur / Notariat no later than 8:00 a.m., Eastern Standard Time (EST), 2:00 p.m., Swiss Time, on November 29, 2018. The signatory, revoking any proxy heretofore given in connection with the Extraordinary General Meeting, appoints the independent proxy, Schweiger Advokatur / Notariat, as proxy to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at the Meeting on all matters properly presented at the Meeting in accordance with the signatory's voting instructions on the reverse side of this Proxy Card. Please provide your specific voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions in relation to one or several proposals described on the reverse side, you instruct the independent proxy to vote “FOR” proposals 1, 2 and 3 and as recommended by the Board of Directors on any modifications to an agenda item. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting. Continued on the reverse side. Must be signed on the reverse side.